SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                             -----------------------

                                    FORM 8-K


                                 CURRENT REPORT


                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934

                             -----------------------


              Date of Report
              (Date of earliest
              event reported):      January 17, 2002


                                  Gehl Company
              ----------------------------------------------------
             (Exact name of registrant as specified in its charter)


   Wisconsin                        0-18110                     39-0300430
---------------                   ---------------               ------------
(State or other                  (Commission File              (IRS Employer
jurisdiction of                      Number)                 Identification No.)
incorporation)



                  143 Water Street, West Bend, Wisconsin 53095
           ----------------------------------------------------------
          (Address of principal executive offices, including zip code)


                                 (262) 334-9461
                          -----------------------------
                         (Registrant's telephone number)

Item 5.   Other Events and Regulation FD Disclosure.
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          At the 2001 Annual Meeting of Shareholders of Gehl Company (the
"Company") held on January 17, 2002, shareholders re-elected Fred M. Butler, William D. Gehl and John W. Splude as directors of the Company for terms expiring at the 2004 Annual Meeting of Shareholders.

          The Company has also set April 23, 2002 as the date for the 2002 Annual Meeting of Shareholders. Proposals of shareholders pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended ("Rule 14a-8"), that are intended to be presented at the 2002 Annual Meeting of Shareholders must be received by the Company no later than February 1, 2002 to be included in the Company's proxy materials for that meeting. Further, a shareholder who otherwise intends to present business at the 2002 Annual Meeting must comply with the requirements set forth in the Company's By-laws. Among other things, to bring business before an annual meeting, a shareholder must give written notice thereof, complying with the By-laws, to the Secretary of the Company generally not less than 60 days and not more than 90 days prior to the last Thursday in the month of April. Under the By-laws, if the Company does not receive notice of a shareholder proposal submitted otherwise than pursuant to Rule 14a-8 (i.e., a proposal a shareholder intends to present at the 2002 Annual Meeting of Shareholders but does not intend to have included in the Company's proxy materials) on or prior to February 24, 2002 (assuming an April 23, 2002 meeting date), then the notice will be considered untimely and the Company will not be required to present such proposal at the 2002 Annual Meeting. If the Board of Directors of the Company nonetheless chooses to present such proposal at the 2002 Annual Meeting, then the persons named in proxies solicited by the Board for the 2002 Annual Meeting may exercise discretionary voting power with respect to such proposal.


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
                                   SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        GEHL COMPANY



Date:  January 17, 2002               By: /s/ Kenneth P. Hahn
                                         ---------------------------------------
                                         Kenneth P. Hahn
                                         Vice President of Finance and Treasurer


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